UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2023

APA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40144	86-1430562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.625 par value	APA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 2, 2023, the board of directors (the “Board”) of APA Corporation, a Delaware corporation (the “Company”), amended and restated the Company’s existing Amended and Restated Bylaws (the “Bylaws” and, as so amended and restated, the “Amended and Restated Bylaws”), effective immediately.

The Amended and Restated Bylaws were adopted as part of a modernization of the Company’s existing Bylaws, including with respect to provisions related to the Securities and Exchange Commission’s adoption of Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended (the “Universal Proxy Rule”), and prior and recent amendments to the Delaware General Corporation Law (“DGCL”). The Amended and Restated Bylaws, among other things:

(1)	provide that meetings of the Company’s stockholders (“stockholders’ meetings”) and meetings of the Board may be held by means of remote communication;

(2)	clarify certain eligibility requirements for stockholders calling special stockholders’ meetings;

(3)	update provisions for fixing the record date for stockholders’ meetings and for fixing the date of determination for stockholders’ rights for all other lawful actions taken by the Board;

(4)	remove the requirement that the Company make available a list of stockholders during each stockholders’ meeting;

(5)

clarify that, except as otherwise required by law or the Company’s Certificate of Incorporation, the voting standard required for all matters to be decided by the Company’s stockholders, including the election of directors, is a majority of votes cast;

(6)	provide that any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which is reserved for the exclusive use by the Board;

(7)	update provisions related to the appointment, obligations, and duties of the inspector(s) of election designated for any stockholders’ meeting;

(8)

update the eligibility requirements for any stockholder (each, a “Proposing Stockholder”) to bring business before an annual stockholders’ meeting, including the nomination of any person for election to the Board;

(9)

update the notice procedures for Proposing Stockholders, including (a) the advance notice timing requirements and (b) the information and documentation required with respect to (i) each Proposing Stockholder, (ii) any business to be brought before the stockholders’ meeting by such Proposing Stockholder, and (iii) any person(s) to be nominated for election to the Board by such Proposing Stockholder;

(10)

clarify that all Proposing Stockholders must comply with the Universal Proxy Rule in connection with the nomination of any person for election to the Board or the solicitation of proxies in connection therewith;

(11)	update certain matters related to the conduct at and adjournment of stockholders’ meetings, including with respect to notice of adjournment of virtual stockholders’ meetings;

(12)

add an exclusive forum provision, which provides that, unless the Company consents in writing to the selection of an alternative forum, a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware) shall be the sole and exclusive forum for certain enumerated claims involving the Company, including any action asserting an “internal corporate claim” (as defined in Section 115 of the DGCL); and

(13)	make certain other technical, ministerial, and conforming updates, revisions, and clarifications.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of APA Corporation, dated February 2, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APA CORPORATION

Date: February 8, 2023	By:	/s/ Rajesh Sharma
Rajesh Sharma
Corporate Secretary